Exhibit 10.15

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This MEMBERSHIP INTEREST PURCHASE AGREEMENT, dated as of August 9, 2004 (this “Agreement”), is made and entered into by and between Extra Space Storage LLC, a Delaware limited liability company (“Buyer”), FREAM No. 39 LLC, a Delaware limited liability company (“FREAM”), and Fidelity Pension Plan Real Estate Investment LLC (a/k/a Fidelity Pension Fund Real Estate Investment LLC), a Delaware limited liability company (“FPPREI” and together with FREAM the “Sellers” and each a “Seller”).

WHEREAS, Buyer, FREAM and FPPREI are parties to that certain Limited Liability Company Agreement of Extra Space Properties Four LLC, a Delaware limited liability company (the “Company”), dated as of November 27, 2001, as amended (the “Operating Agreement;” all capitalized terms not defined herein shall have the respective meanings assigned to them in the Operating Agreement);

WHEREAS, the Company owns certain real properties and self storage facilities directly or indirectly through its subsidiaries (together the “Properties” and each a “Property);

WHEREAS, FREAM and FPPREI each hold an interest in the Company and have certain rights to receive a Guaranteed Payment and certain other distributions and allocations pursuant to the terms of the Operating Agreement (together, each Seller’s interest in the Company and all other rights and interests of such Seller to participate in or benefit from the ownership, profits and/or losses of the Company, whether as a member of the Company, upon liquidation or otherwise, are collectively referred to herein as the “Sellers’ Entire LLC Interest”);

WHEREAS, Buyer is in the process of conducting a reorganization in which, among other things, Buyer will, directly and through its affiliates and wholly-owned subsidiaries, acquire interests in certain self storage facilities from third parties and joint venture partners of its affiliates (such reorganization and all transactions related thereto the “Formation Transactions”);

WHEREAS, immediately prior to the completion of the Formation Transactions, Buyer’s affiliate will conduct an underwritten initial public offering of its shares of common stock pursuant to an effective registration statement filed with the Securities and Exchange Commission (the “IPO”);

WHEREAS, subject to the completion of the Formation Transactions and the IPO, the Sellers desire to sell to Buyer, and Buyer desires to purchase from the Sellers, the Sellers’ Entire LLC Interest on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, simultaneously with the completion of Buyer’s acquisition of the Sellers’ Entire LLC Interest, and pursuant to Section 4.3 of this Agreement, each Seller shall withdraw as a member of the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

ARTICLE 1

PURCHASE AND SALE; CLOSING

1.1 Purchase and Sale. Each Seller hereby agrees to sell to Buyer, and Buyer hereby agrees to purchase from each Seller, all of the right, title and interest of such Seller in and to such Seller’s portion of the Sellers’ Entire LLC Interest, including the rights and obligations of such Seller set forth opposite such Seller’s name set forth on Schedule A to this Agreement, at the Closing (as defined below) on the terms and subject to the conditions set forth in this Agreement.

1.2 Purchase Price.

1.2.1 The aggregate purchase price for the Sellers’ Entire LLC Interest is twenty one million five hundred thirteen thousand three hundred sixty dollars and thirty three cents ($21,513,360.33), as adjusted, if applicable, pursuant to Section 1.2.2 (such amount, as adjusted pursuant to Section 1.2.2, if applicable, the “Purchase Price”). The Purchase Price shall be paid to the Sellers in the manner provided in Section 1.4 of this Agreement and shall be allocated among the Sellers as set forth on Schedule A to this Agreement. If the Purchase Price is adjusted pursuant to Section 1.2.2, then Schedule A shall be amended on the Closing Date (as defined below) to reflect such adjustment.

1.2.2 Schedule B to this Agreement sets forth the methodology used in calculating the Purchase Price payable on and as of August 20, 2004. If the Closing Date is a date after August 20, 2004, then the Purchase Price shall be recalculated on and as of such later Closing Date in accordance with the methodology set forth in Schedule B, with such later Closing Date being substituted for the “Repayment Date” indicated on Schedule B.

1.3 Closing. The closing of the transactions contemplated by this Agreement shall take place at the offices of Clifford Chance US LLP, 200 Park Avenue, New York, New York (the “Closing”) on August 20, 2004, at 10:00 a.m., local time, or at such other place or later time or date as the parties hereto may agree upon, which date shall be as soon as practicable after the satisfaction or waiver of the conditions set forth in Article 5 of this Agreement, but in no event later than September 30, 2004 (the “Closing Date”). The parties hereto shall not be required to attend the Closing in person.

1.4 Closing Deliveries.

1.4.1 Sellers’ Deliveries. At the Closing, each Seller shall deliver to Buyer:

(i) an assignment and assumption of membership interest sufficient to assign and transfer to Buyer good and valid title in and to such Seller’s portion of the Sellers’ Entire LLC Interest set forth opposite such Seller’s name set forth on Schedule A to this Agreement, free and clear of all pledges, security interests, liens, prior assignments, conditions, or other encumbrances (collectively, “Encumbrances”), substantially in the form of Exhibit A attached hereto (the “Assignment”), duly executed by or on behalf of each Seller;

(ii) a non-foreign status affidavit in the form of Exhibit B attached hereto and incorporated herein by this reference, pursuant to Section 1445 of the United States Internal Revenue Code of 1986, as amended (the “Code”), duly executed by or on behalf of each Seller; and

(iii) the certificate required by Section 5.1.4 of this Agreement, duly executed by or on behalf of each Seller.

1.4.2 Buyer Deliveries. At the Closing, Buyer shall deliver to the Sellers:

(i) the Purchase Price, by wire transfer of immediately available funds to an account or accounts designated by the Sellers in writing no later than five (5) days prior to the Closing Date;

(ii) the Assignment, duly executed by or on behalf of Buyer; and

(iii) the certificate required by Section 5.2.3 of this Agreement, duly executed by or on behalf of Buyer.

1.5 Transfer Taxes. Buyer shall pay all real estate transfer tax, recordation or other similar taxes or amounts due in connection with the transfer of the Sellers’ Entire LLC Interest, and Buyer hereby agrees to indemnify, defend and hold Sellers harmless from and against any and all claims, losses, liabilities, costs and expenses including, without limitation, reasonable attorneys’ fees and disbursements, suffered or incurred by either Seller in any way relating to any failure to have paid any real estate transfer, recordation or other similar taxes or amounts due in connection with the transfer of the Sellers’ Entire LLC Interest to Buyer.

Seller Legal Fees. At the Closing, Buyer shall pay all then outstanding legal fees of Seller’s counsel relating to Sellers’ administration of its investment in the Company and the transactions contemplated by this Agreement. As of the date hereof, Sellers represent to Buyer that such legal fees are no greater than approximately ten thousand dollars ($10,000.00).

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Each Seller hereby represents and warrants to Buyer as follows:

2.1 Organization of the Sellers. Each Seller is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Seller has full limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.

2.2 Authority. The execution and delivery by each Seller of this Agreement, and the performance by such Seller of its obligations hereunder have been duly and validly authorized by all necessary actions on the part of such Seller. This Agreement has been duly and validly executed and delivered by each Seller and constitutes the legal, valid and binding obligation of such Seller enforceable against it in accordance with its terms subject, as to enforcement, to the bankruptcy, reorganization, insolvency and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

2.3 Ownership. The Sellers own the Sellers’ Entire LLC Interest, beneficially and of record, free and clear of any and all Encumbrances. Except for this Agreement, neither Seller has granted any options, warrants, or rights to subscribe to, securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for all or any portion of the Sellers’ Entire LLC Interest. At the Closing, upon consummation of the transactions contemplated hereby, Buyer will acquire the entire legal and beneficial interest in the Sellers’ Entire LLC Interest, free and clear of any and all Encumbrances.

2.4 No Conflicts. The execution and delivery by each Seller of this Agreement does not, and the performance by such Seller of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not: (a) conflict with or result in a violation or breach of any of the organizational or charter documents of such Seller; (b) conflict with or result in a violation or breach of any law or order applicable to such Seller or any of its assets or properties; or (c) (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require such Seller to obtain any consent, approval or action of or make any filing with or give any notice to any person as a result or under the terms of, or (iv) result in the creation or imposition of any

Encumbrance upon such Seller or any of its assets or properties under, any contract or license to which such Seller is a party or by which any of its respective assets or properties is bound and which, individually or in the aggregate with other such contracts and licenses, is material to the validity or enforceability of this Agreement or the performance of such Seller’s obligations hereunder.

2.5 Governmental Approvals and Filings. No consent, approval or action of, filing with or notice to any governmental or regulatory authority on the part of such Seller is required in connection with the execution, delivery and performance by such Seller of this Agreement or the consummation by such Seller of the transactions contemplated hereby.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to the Sellers as follows:

3.1 Organization. Buyer is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has full limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.

3.2 Authority. The execution and delivery by Buyer of this Agreement, and the performance by Buyer of its obligations hereunder have been duly and validly authorized by all necessary actions on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer enforceable against it in accordance with its terms subject, as to enforcement, to the bankruptcy, reorganization, insolvency and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

3.3 No Conflicts. The execution and delivery by Buyer of this Agreement does not, and the performance by Buyer of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not: (a) conflict with or result in a violation or breach of any of the organizational or charter documents of Buyer or the Company; (b) conflict with or result in a violation or breach of any law or order applicable to Buyer or the Company or any of their respective assets or properties; or (c) (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Buyer or the Company to obtain any consent, approval or action of or make any filing with or give any notice to any person as a result or under the terms of, or (iv) result in the creation or imposition of any Encumbrance upon Buyer or the Company or any of their respective assets or properties under, any contract or license to which Buyer or the Company is a party or by which any of their respective assets or properties is bound and which, individually or in the aggregate with other such contracts and licenses, is material to the validity or enforceability of this Agreement or the performance of Buyer’s obligations hereunder.

3.4 Governmental Approvals and Filings. No consent, approval or action of, filing with or notice to any governmental or regulatory authority on the part of Buyer is required in connection with the execution, delivery and performance by Buyer of this Agreement or the consummation by Buyer of the transactions contemplated hereby.

3.5 Purchase for Investment. The Sellers’ Entire LLC Interest will be acquired by Buyer for its own account for the purpose of investment, it being understood that the right to dispose of the Sellers’ Entire LLC Interest shall be entirely within the discretion of Buyer.

3.6 United States Securities Laws Compliance. Buyer acknowledges that the sale of the Sellers’ Entire LLC Interest to Buyer is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). Buyer understands and agrees that Buyer will sell or otherwise transfer the Sellers’ Entire LLC Interest or any portion thereof only in accordance with the provisions of the Securities Act, pursuant to registration under the Securities Act or pursuant to an available exemption from registration thereunder and otherwise in a manner which does not violate the securities laws of any State of the United States. Buyer understands that the Company is under no obligation to register the Sellers’ Entire LLC Interest on behalf of Buyer or to assist Buyer in complying with any exemption from registration under the Securities Act or under any other applicable securities laws.

ARTICLE 4

COVENANTS AND OTHER AGREEMENTS

4.1 Indemnification. The Sellers, jointly and severally, agree to indemnify and defend Buyer and its affiliates against and to hold it harmless from any and all damage, loss, liability and expense incurred or suffered by Buyer and its affiliates arising out of or based upon the inaccuracy of any representation or warranty or breach of any agreement made or to be performed by the Sellers pursuant to this Agreement. Buyer hereby agrees to indemnify and defend the Sellers against and to hold them harmless from any and all damage, loss, liability and expense incurred or suffered by the Sellers arising out of or based upon the inaccuracy of any representation or warranty or breach of any agreement made or to be performed by Buyer pursuant to this Agreement. This Section 4.2 shall survive the Closing and not be merged therein.

4.2 Further Assurances. Anything to the contrary in this Agreement notwithstanding, at any time and from time to time after the date hereof, at the request and expense of Buyer, and without further consideration, each Seller shall execute and deliver such other instruments of transfer, conveyance, assignment and confirmation and take such other action as Buyer may reasonably request as necessary or desirable in order to more effectively transfer, convey and assign to Buyer the Sellers’ Entire LLC Interest as contemplated herein. This Section 4.2 shall survive the Closing and not be merged therein.

4.3 Withdrawal as Member. Effective upon the Closing, each Seller shall, and hereby does, withdraw as a member of the Company.

4.4 Tax Matters. Sellers and Buyer recognize and agree that the sale of the Sellers’ Entire LLC Interest hereunder will cause a termination of the Company for federal income tax purposes pursuant to Section 708(b)(1)(A) of the Internal Revenue Code of 1986, as amended, and agree to make all tax filings and reports (including, to the extent possible, state and local income tax filings) consistent therewith. Any and all items of income, gain, loss or deduction for the Company with respect to the period of January 1, 2004 through the Closing Date will be allocated among the original members in accordance with the Operating Agreement, as if such short period were a separate calendar year or fiscal year of the Company. As soon as reasonably practicable after Closing, the Company shall cause its accountants to prepare the Company’s tax returns for the period ending on the Closing Date. Any and all items of income, gain, loss or deduction for the Company from the Closing Date through December 31, 2004 will be allocated only to the Buyer, as the only member in the Company. This Section 4.4 shall survive the Closing and not be merged therein.

ARTICLE 5

CLOSING CONDITIONS

5.1 Conditions to Obligations of Buyer. The obligations of Buyer under this Agreement with respect to the Closing are subject to the satisfaction at or prior to the Closing of the following conditions:

5.1.1 Representations and Warranties. The representations and warranties of each Seller contained in Article 2 shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

5.1.2 Performance. Each Seller shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by such Seller on or before the Closing.

5.1.3 Formation Transactions and the IPO. The Formation Transactions and the IPO shall have been completed and Buyer shall have received the proceeds from the IPO.

5.1.4 Certificate. Buyer shall have been provided with certificates executed on behalf of each Seller by an authorized person of such Seller certifying as to the matters set forth in Sections 5.1.1 and 5.1.2 of this Agreement.

5.2 Conditions to Obligations of the Sellers. The obligations of the Sellers under this Agreement with respect to the Closing are subject to the satisfaction at or prior to the Closing of the following conditions:

5.2.1 Representations and Warranties. The representations and warranties of the Buyer contained in Article 3 shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

5.2.2 Performance. Buyer shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

5.2.3 Certificate. The Sellers shall have been provided with a certificate executed on behalf of Buyer by an authorized person of Buyer certifying as to the matters set forth in this Section 5.2.

ARTICLE 6

MISCELLANEOUS

6.1 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

If to the Sellers: FREAM No. 39 LLC c/o Fidelity Management Trust Company 82 Devonshire Street, E16C Boston, Massachusetts 02109 Attention: Mr. Thomas P. Lavin Facsimile: 617-476-5546	with a copy to: Goodwin Procter LLP Exchange Place Boston, Massachusetts 02109 Attention: James M. Broderick. Facsimile: 617-227-8591

Fidelity Pension Plan Real Estate Investment LLC c/o Fidelity Management Trust Company 82 Devonshire Street, E16C Boston, Massachusetts 02109 Attention: Mr. Thomas P. Lavin Facsimile: 617-476-5546

If to Buyer:	with a copy to:

Extra Space Storage LLC 2795 East Cottonwood Parkway, Suite 400 Salt Lake City, Utah 84121 Attention: Charles Allen, General Counsel Facsimile: 801-365-4947	Clifford Chance US LLP 200 Park Avenue New York, New York 10166 Attention: Karl A. Roessner Facsimile: 212-878-8375

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 6.1, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 6.1, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section 6.1, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 6.1). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

6.2 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

6.3 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

6.4 Binding Effect. This Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

6.5 Survival. All of the representations and warranties of Buyer and Sellers contained or made in this Agreement shall survive the Closing and shall remain operative and in full force and effect for a period of one year following the Closing, with the exception of (a) Sellers’ representations and warranties in Sections 2.1, 2.2 and 2.3, which shall survive the Closing indefinitely, and (b) Buyer’s representations and warranties in Sections 3.1 and 3.2, which shall survive the Closing indefinitely.

6.6 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

6.7 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware.

6.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Next page is the signature page.]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized person of each party hereto as of the date first above written.

BUYER:

EXTRA SPACE STORAGE LLC, a Delaware limited liability company

By:
Name: Title:

SELLERS:

FREAM No. 39 LLC a Delaware limited liability company

By:	Fidelity Management Trust Company, as Investment Manager and not Individually

By:
Name: Title:

Fidelity Pension Plan Real Estate Investment LLC a Delaware limited liability company

By:	Fidelity Management Trust Company, as Investment Manager and not Individually

By:
Name: Title:

Schedule A

THE SELLERS’ ENTIRE LLC INTEREST

FREAM:

FREAM’s portion of the Sellers’ Entire LLC Interest	FREAM’s portion of the Purchase Price

• FREAM’s membership interest in the Company. • Any and all rights of FREAM to receive a Guaranteed Payment. • Any other rights of FREAM to participate in or benefit from the ownership of a membership or other economic interest in and/or the profits and/or loses of the Company, whether as a member of the Company, upon liquidation or otherwise.	98.3%

FPPREI:

FPPREI’s portion of the Sellers’ Entire LLC Interest	FPPREI’s portion of the Purchase Price

• FPPREI’s membership interest in the Company. • Any and all rights of FPPREI to receive a Guaranteed Payment. • Any other rights of FPPREI to participate in or benefit from the ownership of a membership or other economic interest in and/or the profits and/or loses of the Company, whether as a member of the Company, upon liquidation or otherwise.	1.7%

Schedule B

PURCHASE PRICE CALCULATION AS OF AUGUST 20, 2004

Assumes 8/20/2004 Payoff Date
Fidelity Investment		$15,558,459
Initial Investment Date		11/27/2001
Final Investment Date		10/24/2002
Rate (compounded quarterly)		22.00%

Repayment Date		8/20/2004
Principal plus Accrual		$20,376,656.68

Earliest Maturity (36 months)		11/27/2004
Balance at month 36 (from repayment date at 22% compounded quarterly)		$21,591,180.77

T-Bill Yield		1.33%
(using 91 day (1.33%) T-Bill)
8/20 Balance	8/20/2004	$20,376,656.68
8/20 Balance invested at T-Bill Yield	11/27/2004	$20,450,365.31

Shortfall:
Month 36 Payoff		$21,591,180.77
8/20 Balance invested at T-Bill Yield		$20,450,365.31

Required Yield Maintenance		$1,140,815.46

Required Yield Maintenance:
Required Investment for Yield Maintenance	8/20/2004	$1,136,703.65
8/20 Yield Maintenance Payment invested at T-Bill Yield	11/27/2004	$1,140,815.46

Total 8/20/2004 Payment to Fidelity		$21,513,360.33

Exhibit A

FORM OF

MEMBERSHIP INTEREST TRANSFER AGREEMENT

This MEMBERSHIP INTEREST TRANSFER AGREEMENT (this “Agreement”) is entered into as of                          , 2004, by and among Extra Space Storage LLC, a Delaware limited liability company (“Buyer”), and FREAM No. 39 LLC, a Delaware limited liability company (“FREAM”), and Fidelity Pension Plan Real Estate Investment LLC, a Delaware limited liability company (“FPPREI,” and together with FREAM the “Sellers” and each a “Seller”).

RECITALS

WHEREAS, each Seller and Buyer entered into that certain Membership Interest Purchase Agreement dated as of August             , 2004 (the “Purchase Agreement;” capitalized terms used but not defined in this Agreement shall have the respective meanings assigned to them in the Purchase Agreement), pursuant to which, among other things, Buyer acquired each Seller’s portion of the Sellers’ Entire LLC Interest in Extra Space Properties Four, LLC, a Delaware limited liability company (the “Company”); and

WHEREAS, the Sellers wish to sell, transfer, convey and assign to Buyer good and valid title in and to the Sellers’ Entire LLC Interest, free and clear of all Encumbrances.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

1. Assignment. Each Seller hereby sells, transfers, conveys, assigns and sets over to Buyer, its successors and assigns, such Seller’s portion of the Sellers’ Entire LLC Interest, free and clear of all Encumbrances. As of the date hereof, each Seller (i) relinquishes all of its rights with respect to the Sellers’ Entire LLC Interest for all purposes of the Operating Agreement and (ii) withdraws as a member of the Company.

2. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

[Next page is the signature page.]

IN WITNESS WHEREOF, the parties hereto have caused this Member Interest Transfer Agreement to be duly executed and delivered by their respective duly authorized persons as of the date first written above.

SELLERS

FREAM No. 39 LLC a Delaware limited liability company

By: Fidelity Management Trust Company, as Investment Manager and not Individually

By:
Name: Title:

Fidelity Pension Plan Real Estate Investment LLC a Delaware limited liability company
By: Fidelity Management Trust Company, as Investment Manager and not individually

By:
Name: Title:

BUYER

EXTRA SPACE STORAGE LLC, a Delaware limited liability company

By:
Name: Title:

2

Exhibit B

FORM OF FIRPTA AFFIDAVIT

Section 1445 of the United States Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a United States real property interest by [SELLER] (the “Seller”), the undersigned hereby certifies the following on behalf of the Seller:

1. Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and Income Tax Regulations promulgated thereunder);

2. Seller is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii) of the Income Tax Regulations promulgated under the Code;

3. Seller’s U.S. employer tax identification number is             ; and

4. Seller’s office address is             .

Seller understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, the undersigned declares that [he/she] has examined this certification and to the best of [his/her] knowledge and belief it is true, correct and complete, and [he/she] further declares that [he/she] has authority to sign this document on behalf of the Seller.

Dated:             , 2004.

[SELLER]

By:
Name: Title:

3